SUBSCRIPTION AGREEMENT

BETWEEN

ELECTRIC AQUAGENICS UNLIMITED INC.

AND

THE INVESTOR NAMED HEREIN

SEPTEMBER 16, 2005

Table of Contents

1.	Purchase and Sale of the Convertible Note.	1
1.1	Sale and Issuance of the Convertible Note.	1
1.2	Closing	1
2.	Representations and Warranties of the Company	2
2.1	Organization, Good Standing and Qualification	2
2.2	Capitalization	2
2.3	Subsidiaries; Joint Ventures	2
2.4	Authorization	2
2.5	Governmental Consents	2
2.6	Offering	3
2.7	Litigation	3
2.8	Absence of Certain Developments	3
2.9	Proprietary Information Agreements	4
2.10	Patents and Trademarks	4
2.11	Compliance with Other Instruments	4
2.12	Related-Party Transactions	5
2.13	Business Plan	5
2.14	Tax Returns	5
2.15	Permits	5
2.16	Environmental and Safety Laws	5
2.17	Registration Rights	5
2.18	Corporate Documents; Minute Books	5
2.19	Title to Property and Assets	5
2.20	Insurance	6
2.21	Labor Agreements and Actions	6
2.22	Obligations of Management	6
2.23	Disclosure	6
2.24	No Brokerage.	6
3.	Representations and Warranties of the Investor	6
3.1	Authorization	7
3.2	Purchase Entirely for Own Account	7
3.3	Accredited Investor	7
3.4	Restricted Securities	7
3.5	Legends	7
4.	Conditions of Investor’s Obligations at Closing	7
4.1	Representations and Warranties	7
4.2	Performance	7
4.3	Proceedings and Documents	8
4.4	Fees of Counsel	8
4.5	Registration Rights Agreement	8

4.6	Securities Agreement	8
4.7	Warrant	8
4.8	License and Distribution Agreement	8
5.	Conditions of the Company’s Obligations at Closing	8
5.1	Representations and Warranties	8
5.2	Payment of Purchase Price	8
6.	Miscellaneous.	8
6.1	Indemnification	8
6.2	Survival	9
6.3	Successors and Assigns	9
6.4	Governing Law	9
6.5	Arbitration	9
6.6	Titles and Subtitles	10
6.7	Notices	10
6.8	No Brokers	11
6.9	Expenses	11
6.10	Amendments and Waivers	11
6.11	Severability	11
6.12	Entire Agreement	11
6.13	Further Assurances	11
6.14	Counterparts	11
6.15	Construction	11

Exhibits:

Exhibit A - Convertible Note
Exhibit B - Warrant Agreement
Exhibit C - Capitalization
Exhibit D - Registration Rights Agreement
Exhibit E - Security Agreement
Exhibit F - Warrant
Exhibit G - License and Distribution Agreement

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of September 16, 2005, by and among Electric Aquagenics Unlimited Inc., a Delaware corporation (the “Company”), Water Science, LLC, a Florida limited liability company (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Investor desires to purchase a senior secured convertible promissory note from the Company;

WHEREAS, the Company is willing to make the representations and warranties and to undertake the obligations hereinafter set forth in connection with such investment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

1.  Purchase and Sale of the Convertible Note.

1.1  Sale and Issuance of the Convertible Note.

(a)  Subject to the terms and conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to sell and issue to the Investor, a senior secured convertible promissory note for an aggregate purchase price of Three Million and 00/100 U.S. Dollars (U.S. $3,000,000) (the “Purchase Price”) in the form attached hereto as Exhibit A (the “Convertible Note”). The Convertible Note, if converted in accordance with its terms on the Effective Date, would represent 8.9% of the Company’s common stock, par value $.001 per share (the “Common Stock”) on a fully-diluted basis.

(b)  Subject to the terms and conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to sell and issue to the Investor, a warrant to purchase up to 2,000,000 shares of Common Stock in the form attached hereto as Exhibit B (the “Warrant”). The Warrant, upon exercise on the Effective Date, would represent, 14.2% of the Company’s Common Stock on a fully-diluted basis. The Convertible Note and the Warrant are collectively referred to herein as the “Securities.”

1.2  Closing. The purchase and sale of the Securities shall take place at the offices of Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida, on the date hereof, at 10:00 a.m., or at such other place and time as the Company, and the Investor mutually agree (which time and place are designated herein as the “Closing”). At the Closing, the parties shall deliver the following:

(a)  the Investor shall pay the Purchase Price by interbank wire transfer of immediately available funds to such account of the Company as the Company shall designate prior to the Closing;

(b)  the Company shall deliver each of an original executed Convertible Note and a Warrant to the Investor; and

(c)   the Company shall have terminated or amended each license or distribution agreement which grants, or purports to grant any license, distribution or other intellectual property right over the Products (as defined in the License and Distribution Agreement) of the Company in the Territories (as defined in the License and Distribution Agreement), except for the consent required by the License Agreement dated April 8, 2004 by and between Innovative Oyster Processing System and the Company, which consent will be obtained by the Company within sixty (60) days of the date hereof

(d)  the respective parties to this Agreement, the Security Agreement, the License and Distribution Agreement and the Registration Rights Agreement (collectively, the “Related Agreements”) shall have executed and delivered each such agreement.

2.  Representations and Warranties of the Company. The Company, hereby represents and warrants to the Investor as follows:

2.1  Organization, Good Standing and Qualification

. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified except for those jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Company’s business, assets, properties, prospects, operations or conditions (financial or otherwise) (a “Material Adverse Effect”).

2.2  Capitalization. The capitalization of the Company is as described in its public filings and as set forth on Exhibit C attached hereto. Except as set forth on Exhibit B, there is no option, warrant, call subscription, convertible security, right (including preemptive right) or contract of any character to which the Company is a party or by which it is bound obligating the Company to issue, exchange, transfer, sell, repurchase, redeem or otherwise acquire any capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such option, warrant, call, subscription, convertible security or right to contract. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

2.3  Subsidiaries; Joint Ventures. Except as set forth or par of Schedule 2.3, the Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other entity (each, a “Subsidiary”). For each Subsidiary, Schedule 2.3 sets forth the equity interest owned by the Company and the percentage of the outstanding equity interest so owned. The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.4  Authorization. The Related Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.5  Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filings as are required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

2.6  Offering. Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and the qualification or registration requirements of applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

2.7  Litigation. There is no action, suit, proceeding or investigation pending, or to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into such agreement or to consummate the transactions contemplated hereby. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

2.8  Absence of Certain Developments. Since June 30, 2005, there has not been any Material Adverse Effect and:

(a)  neither the Company nor any Subsidiary has sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

(b)  neither the Company nor any Subsidiary has entered into any contract (or series of related contracts) either involving more than $10,000 or outside the ordinary course of business;

(c)  no party (including the Company or any Subsidiary) has accelerated, suspended, terminated modified or canceled any contract (or series of related contracts) involving more than $10,000 to which the Company or any Subsidiary is a party or by which any of them is bound;

(d)  no encumbrance has been imposed on any assets of the Company or any Subsidiary;

(e)  neither the Company nor any Subsidiary has made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the ordinary course of business;

(f)  neither the Company nor any Subsidiary has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans and acquisitions) or acquired (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any person;

(g)  neither the Company nor any Subsidiary has granted any license or sublicense of any rights under or with respect to any intellectual property;

(h)  there has been no change made or authorized in the organizational documents of the Company or any Subsidiary; and

(i)  neither the Company nor any Subsidiary has issued, sold or otherwise disposed of any of its capital stock or equity interests, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock, except as set forth on Exhibit B.

2.9  Proprietary Information Agreements. Each current and former employee, officer and consultant of the Company has executed a proprietary information and inventions assignment agreement in forms adequate to protect the Company’s intellectual property, including, without limitation, any patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights (collectively, “Intellectual Property”), and Proprietary Information (as defined below). No former or current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from such employee’s, officer’s or consultant’s proprietary information and inventions assignment agreement. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company. The Company, after reasonable investigation, is not aware that any of its employees, officers or consultants are in violation of such agreements, and the Company will use its best efforts to prevent any such violation.

2.10  Patents and Trademarks. The Company possesses all Intellectual Property necessary for its business without any conflict with or infringement of the valid rights of others, and the Company has not received any notice of infringement upon or conflict with the asserted rights of others. The Company has a valuable body of trade secrets, including know-how, concepts, computer programs and other technical data for the development, launch and operation of its business. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business.

2.11  Compliance with Other Instruments. The Company is not in violation of any provision of its Certificate or its bylaws or, to its knowledge, of any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Company is subject. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation, or (i) be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties, or (ii) require the consent or other action by any person under, constitute a default under, or give rise to termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company.

2.12  Related-Party Transactions. Except as set forth on Schedule 2.12, no employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. None of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

2.13  Business Plan. Attached hereto as Schedule 2.13 is a true, complete and correct copy of the Company’s business plan and detailed budget for the Company’s 2005 and 2006 fiscal years.

2.14  Tax Returns. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. The Company has not been advised that any of its returns have been or are being audited.

2.15  Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the operation of its business. The Company is not in default under any of such franchises, permits, licenses or other similar authority.

2.16  Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

2.17  Registration Rights. Except as set forth in the Related Agreements, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

2.18  Corporate Documents; Minute Books. The Certificate and bylaws of the Company are in the form previously provided to the Investor. The minute books of the Company provided to the Investor contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

2.19  Title to Property and Assets. The property and assets the Company owns are owned by the Company free and clear of all mortgages, liens, loans and encumbrances, except (i) for statutory liens for the payment of current taxes that are not yet delinquent, and (ii) for liens, encumbrances and security interests that arise in the ordinary course of business, and minor defects in title, none of which, individually or in the aggregate, materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i) and (ii).

2.20  Insurance. The Company has insurance policies with such coverages in amounts (subject to reasonable deductibles) customary for similarly situated companies. Copies of such policies have been delivered to the Investor along with summary descriptions of the coverages thereunder.

2.21  Labor Agreements and Actions. The Company is not aware that any officer or employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Except as described on Schedule 2.21, the Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. The Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. No executive officer of the Company (i) has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding minor traffic violations) or (ii) is or has been subject to any judgment or order of, or the subject of any pending civil or administrative action by, the Securities and Exchange Commission or any self-regulatory organization.

2.22  Obligations of Management. Each executive officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any executive officer or key employee of the Company is planning to work less than full time at the Company in the future. No executive officer or key employee is currently working or, to the Company’s knowledge, plans to work or consult for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

2.23  Disclosure. Neither this Agreement (including all the exhibits and schedules hereto) nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company (other than facts known to the general public) that the Company has not disclosed to the Investor that has had or which could reasonably be expected to have a Material Adverse Effect. The information and financial projections relating to the Company delivered to the Investor (the “Investor Materials”), were made in good faith based upon reasonable assumptions, and the Company is not aware of any fact or set of circumstances that would lead it to believe that such information and assumptions were not reasonable. As of the date hereof and immediately prior to the Closing, no facts have come to the attention of the Company that would, in its opinion, require the Company to revise in any material respect the Investor Materials or the assumptions underlying the projections or any other information contained therein.

2.24  No Brokerage. No Person will be entitled to receive any brokerage commission, finder’s fee, fee for financial advisory services or similar compensation in connection with the transaction contemplated by this Agreement.

3.  Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

3.1  Authorization. The Investor has full power and authority to enter into the Related Agreements to which it is a party, and each such agreement when executed will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms.

3.2  Purchase Entirely for Own Account. The Securities to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in or otherwise distributing the same, except that the Investor may transfer, including, without limitation, to the Investor’s employees, officers and directors, in accordance with the Related Agreements and applicable law. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Restricted Securities.

3.3  Accredited Investor. The Investor is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

3.4  Restricted Securities. The Investor understands that the Securities are characterized as “restricted securities” under federal securities laws inasmuch as the Securities being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Restricted Securities may be resold without registration under the Act only in certain limited circumstances.

3.5  Legends. It is understood that each of the certificates evidencing the Securities may bear one or all of the following legends:

(a)  “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

(b)  Any other legends required to properly reflect the restrictions contained in the Related Agreements.

4.  Conditions of Investor’s Obligations at Closing. The obligations of the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

4.1  Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing.

4.2  Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

4.3  Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and it shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

4.4  Fees of Counsel. The Company shall have paid the fifty percent (50%) fees, expenses and disbursements of counsel to the Investor invoiced at the Closing.

4.5  Registration Rights Agreement. The Company shall have entered into a registration rights agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”).

4.6  Securities Agreement. The Company shall have entered into a security agreement in the form attached hereto as Exhibit E (the “Security Agreement”).

4.7  Warrant. The Company shall have the warrant in the form attached hereto as Exhibit F (the “Warrant”).

4.8  License and Distribution Agreement The Company and the Investor shall have entered into the license and distribution agreement in the form attached hereto as Exhibit G (the “License and Distribution Agreement”).

5.  Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

5.1  Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing.

5.2  Payment of Purchase Price. The Investor shall have delivered the Purchase Price as specified in Section 1.2 and Schedule I.

6.  Miscellaneous.

6.1  Indemnification.

(a)  Subject to Section 6.2 below, the Company agrees to indemnify, defend and hold harmless the Investor and the Investor’s members, directors, managers, officers, employees, agents and affiliates (collectively, “Investor Indemnitees”) from and against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys’ fees and disbursements and other expenses incurred in connection with investigating, preparing, settling or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof (collectively, “Losses”), that such Investor Indemnitee may suffer or become subject to (i) as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement or any other Related Agreement, or (ii) that otherwise arise from any action, claim or proceeding (whether related to the Company or otherwise) arising out of the matters or transactions contemplated by this Agreement or any other Related Agreement, and in each case to reimburse such Investor Indemnitee for all such amounts as they are incurred by the Investor. The existence of any breach or representation, warranty, covenant or agreement and the amount of Losses incurred or suffered arising out of such breach shall be determined without regard to any qualification or exception relating to materiality.

(b)  Promptly after receipt by any Investor Indemnitee of notice of any demand, claim or circumstance that would or might give rise to a claim or the commencement of any suit, action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 6.1(a), such Investor Indemnitee shall give notice thereof to the Company. Notwithstanding the foregoing, the failure to give prompt notice to the Company will not relieve the Company from liability, except to the extent such failure or delay materially prejudices the Company. The Company may, at the request of the Investor Indemnitee, participate in and control the defense of any such suit, action or proceeding at its own expense. It is understood that in any such suit, action or proceeding, the Investor Indemnitee has the right to retain its own counsel but that the Company shall not be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all Investor Indemnitees; provided, that any Investor Indemnitee seeking indemnification under Section 6.1(a)(ii) may assume the defense of any such suit, action or proceeding thereunder if the Investor Indemnitee reasonably determines that the Company is not adequately representing or, because of a potential or actual conflict of interest, may not adequately represent, the interests of the Investor Indemnitee.

6.2  Survival. The warranties, representations and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of twenty-four (24) months following the Closing; provided, however, that any warranty, representation or covenant relating to tax or environmental matters shall survive until the expiration of the statute of limitations for such matters under applicable law. The warranties, representations and covenants contained in or made pursuant to this Agreement shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor, the Company or the Founders.

6.3  Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Investor Limited Partnership Interests). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.4  Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

6.5  Arbitration.

(a)  Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement or any Related Agreement, including any question regarding its existence, validity or termination, or regarding a breach thereof (hereafter, “dispute”) shall be submitted to a representative of each of the parties involved to attempt to reach an amicable resolution. A party wishing to initiate consideration of a dispute by such representative shall give written notice to the other parties hereto of the existence of such dispute and of the party’s desire to have such representative consider the dispute. Such notice shall set forth a brief description of the nature of the dispute to be considered.

(b)  If a dispute is not settled within fifteen (15) days after the notice is given to the other parties seeking representative consideration of a dispute, such dispute shall be submitted to arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, in effect on the date of this Agreement (the “Rules”). A party wishing to submit a dispute to arbitration shall give written notice to such effect to the other parties hereto. The arbitration shall be before a sole arbitrator appointed in accordance with the Rules and this Agreement.

(c)  The site of the arbitration shall be Miami, Florida, or such other location as the parties may mutually agree in writing, any award shall be deemed to have been made there. The decision of the arbitrator shall be rendered within 180 days from its appointment, and shall be final and binding upon all parties. The award may be made public only with the written consent of all parties to the arbitration, provided, however, that any ruling or award, final or otherwise, may be cited in any subsequent dispute or proceeding to enforce such ruling. The arbitrator shall neither have nor exercise any power to award special, exemplary, indirect, consequential or punitive damages.

(d)  It is the intent of the parties that the arbitration proceeding shall be conducted expeditiously, without initial recourse to the courts and without interlocutory appeals of the award to the courts. However, if a disputing party refuses to honor its obligations under this Agreement to arbitrate, any other disputing party may obtain appropriate relief compelling arbitration in any court having jurisdiction over the disputing parties; the order compelling arbitration shall require that the arbitration proceedings take place in Miami, Florida as specified above. The disputing parties may apply to any court having jurisdiction for orders requiring witnesses to obey subpoenas issued by the arbitrator. Moreover, the arbitrator’s orders and decisions may be enforced if necessary by any court having jurisdiction. The award may be confirmed in, and judgment upon the award entered by, any court having jurisdiction.

6.6  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7  Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during the normal business hours of the recipient (if not sent during the normal business hours of the recipient, then on the next business day); (iii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

6.8  No Brokers. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives (including any Founder) is responsible.

6.9  Expenses. The Company shall pay all of the costs and expenses incurred with respect to the negotiation, execution, delivery and performance of the Related Agreements. If any action at law or in equity is necessary to enforce or interpret the terms of the Related Agreements or the Certificate, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10  Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, each Founder and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Investor, each transferee of the Investor Limited Partnership Interests, each Founder and the Company.

6.11  Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.12  Entire Agreement. The Related Agreements constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

6.13  Further Assurances. Each party shall perform such other acts and execute and deliver such other documents as may be necessary or appropriate to give effect to the purposes and intent of this Agreement

6.14  Counterparts. This Agreement may be executed in two or more counterparts and the signatures delivered by telecopy, each of which shall be deemed an original, with the same effect as if the signatures were upon the same instrument and delivered in person.

6.15  Construction. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the day and year hereinabove first written.

COMPANY: ELECTRIC AQUAGENICS UNLIMITED INC.

Date:	By:
Name:
Title:
Address for notices: 1464 West 40 South Lindon, UT 84042 Attention: Gaylord Karren Facsimile: (801) 443-1029

INVESTOR: WATER SCIENCE, LLC

Date:	By:
Name: Peter Ullrich
Title: Sole Member
Address for notices: Water Science, LLC 1800 N.W. 89th Place Miami, FL 33172 Attention: Peter Ullrich Email: peteru@esmaraldainc.com

Subscription Agreement Signature Page

EXHIBIT A

Convertible Note

A-1

EXHIBIT B

Warrant Agreement

B-1

EXHIBIT C

Capitalization

Common Stockholders	No. of Shares

Founding Principal	1,600,000
Restricted Stock	6,122,601
Public Float	1,200,000
Stock Option Plan	0
Warrants	1,079,052
Options	1,275,000
Purchase Rights	0
Other Convertible Securities	0

Total Common Stock (fully diluted)	11,326,653
Option Shares Reserved for Issuance	500,000 grants under the Stock Option Plan

C-1

EXHIBIT D

Registration Rights Agreement

D-1

EXHIBIT E

Security Agreement

E-1

EXHIBIT F

Warrant

F-1

EXHIBIT G

License and Distribution Agreement

G-1

SCHEDULE 2.3

Subsidiaries and Joint Ventures

SCHEDULE 2.13

Business Plan and Pro Forma

SCHEDULE 2.21

List of Employment Contracts and Relevant Data as to Each Contract

Employment Agreement Schedule